UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua New Energy Vehicle Town

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KNDI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2022, Kandi Technologies Group, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Shareholders for the fiscal year ended December 31, 2021 (the “Annual Meeting”). Holders of 56,723,622 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 76.41% of the total outstanding shares of common stock and therefore constituting a quorum of more than a majority of the shares outstanding and entitled to vote at the Annual Meeting as of the record date of November 10, 2022. The final voting result for each matter submitted to a vote of shareholders at the meeting are as follows. Except for proposal 3 below, broker Non-votes are not counted.

Proposal 1: Approval of the Merger Agreement and the Plan of Merger

Votes of a majority of the outstanding shares of the Company’s common stock in favor of the proposal is required to approve the merger agreement and plan of merger, to merge with and into Kandi Technologies Group, Inc., an exempted company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (“Kandi BVI”), with Kandi BVI as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of Kandi BVI. Broker Non-votes of 22,519,480 shares are not counted. The Company did not obtain sufficient votes to pass this proposal.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	27,475,456	6,542,715	185,971

Proposal 2: Election of Directors

The following seven individuals were elected as the Board of Directors of the Company to serve as directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Broker Non-votes of 22,519,480 shares are not counted.

	FOR	WITHHELD
HU XIAOMING	32,756,021	1,448,121
DONG XUEQIN	32,523,747	1,680,395
WANG LIN	32,530,394	1,673,748
CHEN LIMING	32,448,770	1,755,372
LIN YI	32,395,447	1,808,695
JERRY LEWIN	31,362,448	2,841,694
HENRY YU	32,746,197	1,457,945

Proposal 3: Ratification of the appointment of Paris, Kreit & Chiu CPA LLP as Independent Auditor

The shareholders ratified the appointment of Paris, Kreit & Chiu CPA LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022. Broker Non-votes of 22,519,480 shares are counted.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	54,942,937	1,060,389	720,296

Proposal 4: An Amendment to the Certificate of Incorporation

Votes of a majority of the outstanding shares of the Company’s common stock in favor of the proposal is required to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from one hundred million (100,000,000) shares of common stock to one billion (1,000,000,000) shares of common stock, and to correspondingly increase the number of authorized shares of preferred stock from ten million (10,000,000) shares to one hundred million (100,000,000). Broker Non-votes of 22,519,480 shares are not counted. The Company did not obtain sufficient votes to pass this proposal.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	27,019,846	6,680,178	504,118

Proposal 5: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. Broker Non-votes of 22,519,480 shares are not counted.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	31,947,213	1,811,979	444,950

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: January 5, 2023	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	Chief Executive Officer

2